EXHIBIT 10.55
SOFTWARE PUBLISHING AND LICENSING AGREEMENT WITH BRODERBUND SOFTWARE, INC.

                            BRODERBUND SOFTWARE, INC.

                   SOFTWARE PUBLISHING AND LICENSING AGREEMENT

This Agreement, dated February 9, 1996, is made between Broderbund Software, Inc., a Delaware corporation doing business at 500 Redwood Blvd., Novato, CA 94948 ("Publisher"), and Capitol Multimedia, Inc., a Delaware corporation doing business at 7315 Wisconsin Avenue, Suite 800E, Bethesda, Maryland 20814 ("Author"), and whose federal taxpayer identification number is 52-1283993.

                                    RECITALS

A. Author possesses expertise in the field of multimedia software development and has developed or is developing the Properties and Works described below.

B. Publisher possesses expertise and is engaged in the business of software publishing, marketing and distribution, and desires to obtain the rights transferred by this Agreement for the purpose of publishing the Works.

C. Publisher wishes to develop an ongoing, long-term relationship with Author for the purpose of publishing future works.

NOW, THEREFORE, the parties agree as follows:

                                    AGREEMENT

1. The Work(s).

     1.01 Work(s). Author shall develop at its location and at its sole expense software programs and related materials based on Gregory & the Hot Air Balloon and Darby the Dragon (each a "Property" and collectively the "Properties"), as described herein. Specifically, Author shall develop a Windows/Macintosh CD-ROM version of each of the Properties (each a "Work" and collectively the "Works"). Author will be responsible for all aspects of product development for the Works. Author's responsibilities shall include but not be limited to product design, research, programming, screen writing, art direction, character design, screen graphics, animation, sound design, sound recording, music composition, music production, music recording and voice talent. Publisher shall be responsible for all product testing, quality assurance, packaging, manufacturing, marketing, promotions, sales, distribution and customer/technical support. Author and Publisher shall work together in good faith and each shall provide the other with commercially reasonable support in the other party's area of responsibility, as appropriate under the circumstances.

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EXHIBIT 10.55
SOFTWARE PUBLISHING AND LICENSING AGREEMENT WITH BRODERBUND SOFTWARE, INC.

     1.02 Conversions. A Conversion ("Conversion") shall be defined as an adaptation of a Work to enable it to function on additional computer platforms other than platforms supporting either (i) the current Macintosh operating system and any upgrades, derivations, or modifications thereto; or (ii) the Windows 3.1 or Windows 95 operating system, and any upgrades, derivations or modifications thereto.

     1.03 Sequels. A Sequel ("Sequel") shall be defined as any software program set chronologically after or before the events depicted in a Work that has one or more of the following features: a) the title of the Work is contained in the title or subtitle of the software product; b) the software product is based in whole or in substantial part on any one or more of the character(s) in the Work; or c) the software product is based in whole or in part on any storyline contained in the Work. Sequels shall include prequels, as well as sequels to Sequels.

     1.04 Derivative Products. A Derivative Product ("Derivative Product") shall be defined as any product other than a computer software program which is based upon or suggested by the Works or any audiovisual effects (including animated and/or static characters and figures) contained in or presented by the Works. Derivative Products include but are not limited to posters, articles of clothing, books, comic books, musical recordings, toys, magazines and other forms of merchandise.

     1.05 On-Line Version. An On-Line Version ("On-Line Version") shall be defined as any interactive multimedia product or program derived from the Works which is specifically designed and implemented for delivery via on-line distribution, including through commercial online services and cable television systems.

     1.06 Linear Media Products. A Linear Media Product ("Linear Media Product") shall be defined as any noninteractive electronic media products, including, but not limited to, linear motion pictures, videos or television programs, which are derived from the Works.

     1.07 Foreign Language Adaptations. A Foreign Language Adaptation shall be defined as any adaptation of the Works for any foreign (i.e., non--US) territory or any language other than English. Examples of Foreign Language Adaptations include but are not limited to: a.) fully localized, wherein all text in the Work(s) is translated and all audio is dubbed, re--recorded, or subtitled, with localized packaging; and b.) partially localized, where some but not all of the elements described in the preceding section are translated or otherwise localized. Publisher shall have the right to publish Foreign Language Adaptations, subject to the terms and conditions herein.


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EXHIBIT 10.55
SOFTWARE PUBLISHING AND LICENSING AGREEMENT WITH BRODERBUND SOFTWARE, INC.

2.  Delivery and Acceptance.

     2.01 Delivery. Author shall deliver each deliverable item defined in Appendix A of this Agreement to Publisher, which deliverable item shall conform to the specifications also set forth in Appendix A, in accordance with the delivery schedule set forth in Appendix B to this Agreement. Author will give Publisher written notice of each delivery, and no delivery shall be considered complete until Publisher has received written notice and verified receipt of the deliverable item. If Author fails to deliver any deliverable item on or before the specified delivery dates, Publisher shall provide written notice to Author of such failure to deliver.

     2.02 Delivery of Masters. Author shall deliver to Publisher the final Win/Mac master for the first Work by March 15, 1996 and shall deliver the final Win/Mac master for the second Work by May 25, 1996.

     2.03 Localization Kits. Author shall provide Publisher with localization kits for the Works to allow Publisher to develop and publish Foreign Language Adaptations.

     2.04 Acceptance. A deliverable item shall be deemed accepted by Publisher upon Publisher's written notice to Author that the deliverable item conforms to the specifications set forth in Appendix A. In the event that the deliverable item does not conform to the specifications set forth in Appendix A, Publisher shall give Author written notice of the aspects in which the deliverable item is deficient; Author shall have a reasonable amount of time, which shall in no event exceed thirty (30) days without the written consent of Publisher, to correct such deficiencies. If Publisher gives notice in the manner specified above and the changes submitted by Author do not cause the deliverable item to conform to the specifications set forth in Appendix A, or no changes are submitted within a reasonable time as defined above, then Publisher may terminate this Agreement by giving written notice to Author.

3.  Grant of Rights.

     3.01 Rights to the Works, On-Line Versions and Foreign Language Adaptations. Author hereby grants Publisher, its successors and assigns the exclusive worldwide right to publish, manufacture, reproduce, market and distribute the Works, On-Line Versions and Foreign Language Adaptations. Author shall retain the copyrights in the Works, On-Line Versions and Foreign Language Adaptations and Author hereby grants Publisher the right to use any trademark, label or copyright associated with the Works, On-Line Versions or Foreign Language Adaptations throughout the world. Further, Author hereby grants and assigns to Publisher for its use any and all intellectual property rights including, without limitation, all rights now or hereafter protected by the copyright laws (common and statutory) of the United States, foreign countries, and international copyright conventions with respect to the Works, On-Line Versions and Foreign Language Adaptations. Further, Author grants


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EXHIBIT 10.55
SOFTWARE PUBLISHING AND LICENSING AGREEMENT WITH BRODERBUND SOFTWARE, INC.

Publisher the right to produce related products as marketing tools for the Works, On-Line Versions and Foreign Language Adaptations without compensation therefrom to Author.

     3.02 Right to Sequels. Author hereby grants to Publisher, its successors and assigns, the exclusive worldwide right to publish, manufacture, reproduce, market and distribute Sequels. Author shall retain the copyright in Sequels and Author hereby grants to Publisher the right to use any trademark, label or copyright associated with Sequels throughout the world. Further, Author assigns to Publisher for its use any and all intellectual property rights including, without limitation, all rights now or hereafter protected by the copyright laws (common and statutory) of the United States, foreign countries, and international copyright conventions with respect to Sequels. Further, Author grants Publisher the right to produce related products as marketing tools for Sequels without compensation therefrom to Author. Notwithstanding the above, in the event that Publisher does not exercise its option to determine to publish a Sequel to a Work within eighteen (18) months after the date of publication of such Work (as described in Section 5.04), the rights to such Sequel shall revert to Author. In the event that Publisher does not exercise its Sequel option with regard to either Work, then all Sequel rights shall revert to Author and Publisher shall have no further rights in any Sequels to the Works.

     3.03 Rights to Conversions and Linear Media Products. Author shall retain the exclusive worldwide right to develop, reproduce, market and distribute Conversions and Linear Media Products. This right includes the right to use any trademark, label or copyright associated with the Conversions and Linear Media Products and to license the Conversions and Linear Media Products and associated trademarks, labels and copyrights for use in any form throughout the world.

     3.04 Rights to Derivative Products. Author shall retain the exclusive worldwide right to manufacture, reproduce, market and distribute Derivative Products. This right includes the right to use any trademark, label or copyright associated with the Derivative Products, and to license the Derivative Products and associated trademarks, labels and copyrights for use in any form throughout the world.

     3.05 Rights to Underlying Technology. Author shall retain all rights in the technology underlying the Works and Publisher acknowledges and agrees that Author may utilize the technology in Author's other products provided that such products do not infringe on Publisher's rights as set forth in this Agreement.


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EXHIBIT 10.55
SOFTWARE PUBLISHING AND LICENSING AGREEMENT WITH BRODERBUND SOFTWARE, INC.

4.  Royalty and Development Fees.

     4.01 Royalties. Publisher shall pay Author as non-refundable royalties the following percentages of Sales Receipts (as defined in Section 4.02 below), after subtracting from any such royalties all acceptance fees described in
Section 4.03 and Appendix B or development fees described in Section 4.04 of this Agreement. Acceptance fees shall be subtracted specifically from the sale of each Work or Sequel, as appropriate, and development fees shall be subtracted from the sale of Foreign Language Adaptations.

     Sales of the Work, On-Line Versions, Sequels, Foreign
     Language Adaptations and Conversions by Publisher                 30%

     OEM sales of the Work, Sequels, Foreign Language Adaptations
     and Conversions                                                   50%

     4.02 Sales Receipts. Sales Receipts ("Sales Receipts") shall be defined as actual cash receipts derived from the sale by Publisher of the Works, Sequels, Foreign Language Adaptations, On-Line Versions or Conversions by Publisher less the following amounts, as relating to such cash receipts:

a. Sales or use taxes, excise taxes and value-added taxes for licensing (where applicable);

b. Cost of goods (which is hereby defined to be actual costs to Publisher of all components of the final packaged goods, such as CD media, manual, packaging, registration cards, etc., plus an overhead charge not to exceed ten percent
(10%) of the total actual costs; currently, cost of goods for a Work is estimated to be $3.50 per unit; such amount shall be adjusted each October 1st and determined on an annualized basis);

c. Duties;

d. Returns, including a reserve for future returns which shall not exceed $7,000 per Work;

e. Price protection allowances;

f. Any packing or shipping charges, to the extent the same are actually included in the invoice price;

g. Any amounts received by Publisher for promotional, backup, upgrade, or replacement copies;

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EXHIBIT 10.55
SOFTWARE PUBLISHING AND LICENSING AGREEMENT WITH BRODERBUND SOFTWARE, INC.

Notwithstanding the foregoing, for purposes of calculating royalties, sales receipts from sales made by Publisher directly to end users (including, but not limited to, schools and consumers) through the mails or otherwise ("Direct Sales") shall be calculated by multiplying the actual number of units sold through Direct Sales times the per unit price charged to Publisher's largest volume distributor.

     4.03 Acceptance Fee. Publisher shall pay Author an acceptance fee on acceptance of the final masters of the Works as an advance against non-refundable royalties on the Works, as more specifically described in Appendix B hereto.

     4.04 Development Fees for Foreign Language Adaptations. After acceptance by Publisher of localization kits (as more specifically described in Appendix C), Publisher shall pay Author Foreign Language Adaptation non-refundable development fees in the amount of $150,000 per Property as an advance against royalties on the international sales of the Foreign Language Adaptations.

     4.05 Derivative Product Fees. The parties agree that Derivative Products may be merchandised by a third party (i.e., a licensing specialist). Author shall pay Publisher twenty percent (20%) of all revenues received by Author from such Derivative Products after subtracting amounts paid to such licensing specialist (if any).

     4.06 Licenses. A License will be any sale of the Works or Sequels by a third party under (a) specific license from Publisher for international versions of the Works or Sequels for countries not supported by Publisher, or (b) specific license from Author for hardware formats not directly supported by Publisher (i.e., Conversions not performed by Publisher) including, without limitation, video game platforms. Author and Publisher each shall receive as royalties twenty percent (20%) of license receipts.

     4.07 Linear Media Products. Author shall pay Publisher twenty percent (20%) of all fees (other than development fees) paid to Author by a third party for any Linear Media Product.

5. Modifications, Enhancements and Revisions.

     5.01 Modifications. Publisher shall have the right to reasonably request that Author make any modification prior to publication to the Works or any Foreign Language Adaptation or Sequel to be published by Publisher that it deems, in its sole discretion, necessary. Author agrees to make any modifications it deems reasonable.

     5.02 Revisions, Enhancements and Updates. Publisher shall have the right to publish revised, enhanced or updated editions or versions of the Works, Foreign Language Adaptations and Sequels to be published by Publisher. As mutually agreed by the parties, Author shall be responsible for any commercially reasonable changes in the Works, Sequels published by Publisher or Foreign Language Adaptations at the


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EXHIBIT 10.55
SOFTWARE PUBLISHING AND LICENSING AGREEMENT WITH BRODERBUND SOFTWARE, INC.

reasonable request of Publisher and to supply any new material for the Works, Sequels published by Publisher or Foreign Language Adaptations as may be necessary to revise, enhance or update the Works, Sequels published by Publisher or Foreign Language Adaptations.

     5.03  Conversions.  Author  retains the  exclusive  rights as  described in
Section 3 of this Agreement with respect to any Conversions which are developed during the term of this Agreement. If Author or Publisher desires to develop a Conversion, the party so desiring shall notify the other party. Thereafter, Publisher shall have a right of first refusal to publish the Conversions for any platform which Publisher can reasonably demonstrate that it has devoted significant resources to and which is then currently supported by Publisher. In the event that Publisher performs a Conversion, Author shall receive royalties under the primary royalty schedule set forth in Section 4.01. If, however, the Conversion is performed by a third party, it shall be treated as a License, and Publisher shall receive twenty percent (20%) of Author's revenues as set forth in Section 4.06.

     5.04 Sequels. Publisher retains the rights as described in Section 3 with regard to Sequels which are developed by Author during the term of this Agreement. In the event that Author desires to develop a Sequel to either of the Works, Publisher shall have eighteen (18) months following the commercial release of each Work in which to decide whether to publish a Sequel. In the event that Publisher determines to publish such Sequel, the terms and conditions set forth herein applicable to the Works shall also apply to such Sequel(s). With respect to each Property, for a period of eighteen (18) months following commercial release of the respective Work (the "Sequel Period"), Publisher shall have a Sequel Right, as follows. If, during the Sequel Period, Publisher gives to Author written notice that Publisher wishes to publish a Sequel to a Work ("Publisher Sequel Notice"), Author shall agree to develop such Sequel according to a commercially reasonable schedule, according to the same terms and conditions as contained in this Agreement with respect to a Work. If Publisher gives Publisher Sequel Notice and Author fails to develop the requested Sequel in a commercially reasonable time, Author shall have no right to develop a sequel at any time with any third party. If, during the Sequel Period, Author gives Publisher written notice that Author wishes to develop a Sequel to a Work ("Author Sequel Notice"), Publisher shall respond during the Sequel Period and shall agree to publish such Sequel according to a commercially reasonable schedule according to the same terms and conditions as contained in this Agreement with respect to the Work. Either party's failure to respond to a Sequel Notice with respect to a Property shall not act as a waiver of rights with respect to Sequels for the other Property.

6. Accounting; Reports. Publisher shall make quarterly accounting of Sales Receipts to Author and pay royalties on said receipts by the fifteenth (15th) day following the end of the quarter. Such accounting statement shall break out gross receipts, the cost of goods (which shall be adjusted each October 1st and determined on an annualized


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EXHIBIT 10.55
SOFTWARE PUBLISHING AND LICENSING AGREEMENT WITH BRODERBUND SOFTWARE, INC.

basis), the reserve for returns, the price protection reduction and net sales receipts for each Work, On-Line Version, Sequel, Foreign Language Adaptation and Conversion, if any (each statement shall provide detail by country for Foreign Language Adaptations). Publisher shall cooperate with Author to provide Author with specific accounting information it may reasonably request. Author shall have the right to examine Publisher's books for the sole purpose of verifying the accuracy of such quarterly accounting, at Author's own expense, during normal business hours, no more frequently than twice a year. Publisher shall also provide Author with calendar quarterly reports setting forth the amount of sell-in for each Work for the previous quarter.

7.  Term.

     7.01 Basic Term. The term of this Agreement shall continue until it is terminated by either or both parties in the manner and under the conditions defined elsewhere in this Agreement. With respect to each Work and Sequel, in the event that, for any twelve (12) month period ending on an anniversary of the commercial release of the particular Work, Publisher has sold fewer than twenty-five thousand (25,000) units of the Work, Author may terminate this Agreement with respect to that Work only by giving Publisher written notice that Author intends to terminate the Agreement with respect to such Work. Upon receipt of such written notice, Publisher shall have thirty (30) days to pay to Author the amount of royalties it would have received on Sales of twenty-five thousand (25,000) units of such Work in order to continue this Agreement and maintain its rights in the Works as set forth herein. The formula to determine the dollar amount per Unit necessary to calculate the amount to be paid to Author to maintain these rights shall be: total royalties earned and paid for during the twelve (12) month period divided by the total number of units of the Work sold during the same period multiplied by (25,000 minus number of Units sold during the same period).

     7.02 Cessation of Publication. If Publisher at any time ceases to produce and to market the Works and all Foreign Language Adaptations, Conversions and Sequels published by Publisher, Publisher shall notify Author in writing and Author may, by written notice to Publisher, terminate this Agreement as provided for in Section 13.02.

8.  Support and Bug Fixes.

     (a) Publisher agrees: (i) that its technical representatives, or those to whom it designates its technical support responsibilities, will provide all support and assistance with respect to the Works; and (ii) that such technical representatives will use commercially appropriate efforts to resolve the problem(s) presented to them. Only to the extent that such technical representatives are, after the exercise of such commercially appropriate efforts, unable to resolve a problem(s) so presented will Publisher refer to problem(s) to Author for a resolution or work around.

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EXHIBIT 10.55
SOFTWARE PUBLISHING AND LICENSING AGREEMENT WITH BRODERBUND SOFTWARE, INC.


     (b) For matters referred to Author by such technical representatives, Author will endeavor to identify the cause of the alleged malfunction. Author will advise Publisher of a work around for the problem that will allow continued utilization of the Works in the manner contemplated by the Work documentation, or a permanent procedure to correct, avoid, or preclude the occurrence of the problem in the future. If the solution provided by Author is a work around, Author will thereafter provide a permanent resolution for the malfunction as soon as possible.

     (c) Author will have no technical support responsibilities whatsoever with respect to the Works except as to Publisher.

     (d) Author will fix all reported bugs, for no additional compensation, on a priority basis for the first two (2) months after final delivery of any Work, and on a normal priority basis for the following ten (10) months. Priority basis shall mean Author will allocate at least seventy-five percent (75%) of a senior programmer's time to repair the reported bug(s) until such repair(s) are complete.

9.  Warranties.

     9.01 Warranties of Author. Author warrants that Author possesses full power and authority to make this Agreement; that it is the sole author of the Works; that the Works are not in the public domain; that the Works are original with Author in every respect; that neither the Works nor any part thereof has previously been published; and that Author has not heretofore granted any rights to the Works to any other person or persons. Author agrees to defend and indemnify Publisher for and against all claims arising from the breach or alleged breach of any warranty given herein, and against all claims of patent, trade secret and copyright infringements and any related claims such as unfair competition, by third parties arising from the Works, provided that Publisher gives Author prompt written notice of any such claim. If Author breaches this condition, Publisher may withhold payments due to Author under this or any other agreement with Publisher until Publisher is indemnified for the cost of defending or settling any infringement claim or for the payment of any judgment arising from an infringement claim. The provisions of this Section 9.01 shall survive any termination of this Agreement.

     9.02 Warranties of Publisher. Publisher warrants that Publisher possesses full power and authority to make this Agreement. Publisher agrees to defend and indemnify Author for and against all claims arising from the breach or alleged breach of any warranty given herein, as well as for and against all claims by third parties of trademark and copyright infringement relating to Publisher's trademark or the packaging, marketing and sales material for the Works, provided that Author gives Publisher prompt written notice of any such claim. The provisions of this Section 9.02 shall survive any termination of this Agreement.

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EXHIBIT 10.55
SOFTWARE PUBLISHING AND LICENSING AGREEMENT WITH BRODERBUND SOFTWARE, INC.

10. Publishing the Works; Marketing. Publisher shall use commercially reasonable efforts to market, promote, price and distribute the Works according to its practice for software products of a similar nature and quality which it distributes which generate similar revenues. Publisher shall have the sole right to determine the manner, style or design of publication or marketing of the Works and any Foreign Language Adaptations, Sequels or Conversions published by Publisher, the title under which the Works and any Foreign Language Adaptations, Sequels or Conversions published by Publisher, will be published, and the price at which the Works and any Foreign Language Adaptations, Sequels or Conversions published by Publisher, shall be sold or licensed.

11. Non-Exclusive. Both parties shall be free to publish other children's adventure game software without limitation so long as such software does not infringe on the rights of either party as set forth herein and/or use the characters or storyline of the Works or any Sequel published by Publisher.

12.  Copyright, Trademarks and Attribution.

     12.01 Copyright. Publisher shall place a copyright notice upon the packaging and collateral materials and Author shall place such notice upon the software title screen. In the case of the Works or any Foreign Language Adaptation, Sequel or Conversion published by Publisher this notice shall read:

     Software (C) 199__, Capitol Multimedia, Inc.
     Packaging (C) 199_, Broderbund Software, Inc.

     12.02 Trademarks. Any trademarks used by Publisher to name or identify the Works shall be the exclusive property of Author. Any trademarks used to name or identify the series of products shall be the exclusive property of Publisher.

     12.03 Attribution; Packaging and Promotional Materials. Publisher desires to promote Author as a creative talent in the field of computer software, and agrees to place Author's name on the front of the packages at Publisher's discretion, in the on-screen credits of the Works and in the documentation, consistent with Publisher's established practice. Author agrees to place "Broderbund Presents" on the splash screens at the beginning of the Works. Publisher shall provide Author with the requisite materials to facilitate the incorporation of the "Broderbund Presents" screen. Author shall have a right of approval on all background material of Author not provided by Author. Author hereby grants Publisher the right to utilize Author's relevant trademarks in Publisher's packaging, documentation and promotional materials relating to the Works, Foreign Language Adaptations, and Conversions or Sequels published by Publisher. From time to time, as deemed appropriate by Publisher, Author shall be provided with an opportunity to consult with Publisher on packaging and collateral materials.

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EXHIBIT 10.55
SOFTWARE PUBLISHING AND LICENSING AGREEMENT WITH BRODERBUND SOFTWARE, INC.

13.  Termination.

     13.01 Termination for Cause. Either party may terminate this Agreement if the other party has committed a default hereunder and such default has not been cured within thirty (30) days of written notice to the other party, except that if there is a bonafide dispute as to the amount of royalties to be paid hereunder, such disputes shall be submitted to arbitration by the American Arbitration Association in San Francisco, CA, and Author may not terminate this Agreement unless and until Publisher has failed to pay the amounts due with interest at the lawful rate as specified in the arbitrator's award. Claims for damages arising out of a breach of this contract shall survive any termination.

     13.02 Effect of Termination. In the event of any termination of this Agreement after publication, (a) Author may retain all acceptance fees paid prior to the date of the termination, (b) Publisher's obligation to pay Author royalties from Sales Receipts for the Works and any Foreign Language Adaptations, Conversions or Sequels published by Publisher, shall continue, (c) any licensing agreements concerning the Works, Conversions, Sequels, Foreign Language Adaptations, Derivative Products or Linear Media Products entered into by Author with third parties shall continue in full force and effect, and royalties therefrom shall be paid to Publisher pursuant to the terms of this Agreement, (e) Publisher will have the right to continue to execute sales of any copies of the Works, Foreign Language Adaptations, Conversions or Sequels that are in the inventory of Publisher (or in production) at the time of termination, and Publisher will continue to pay Author royalties based upon Sales Receipts from said sales, as specified in Section 4.01.

     13.03 Termination During Development Period. Publisher cannot guarantee that in the volatile software marketplace any potential product will remain marketable during its entire development period. If for any reason Publisher in its sole judgment elects not to publish the Works, Publisher may terminate this Agreement at any time prior to publication by giving written notice to Author. All monies paid to Author prior to such termination shall be non-refundable and no obligations shall ensue to Publisher. All rights in the intellectual property created by Author shall be retained by Author and Publisher shall have no further rights in the Works.

14. Proprietary Information. Each party acknowledges that it may be furnished with or may otherwise receive or have access to information which relates to past, present or future products, software, research, development, inventions, processes, techniques, designs or other technical information and data, marketing plans, etc. (the "Proprietary Information"). Each party agrees to preserve and protect the confidentiality of the Proprietary Information and all physical forms thereof, whether disclosed to the other party before this Agreement is signed or afterward, INCLUDING THE TERMS OF


Capitol Multimedia (Gregory/Darby) 2/8/96                           11

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EXHIBIT 10.55
SOFTWARE PUBLISHING AND LICENSING AGREEMENT WITH BRODERBUND SOFTWARE, INC.

THIS AGREEMENT. In addition, a party shall not disclose or disseminate the Proprietary Information for his/her own benefit or for the benefit of any third party. The foregoing obligations shall not apply to any information which (a) is publicly known; (b) is given to a party by someone else who is not obligated to maintain confidentiality; or (c) a party had already developed prior to the day this Agreement is signed, as evidenced by documents. Neither party shall take or cause to be taken any physical or electronic forms of Proprietary Information (nor make copies of same) without the other party's written permission. Within three (3) days after the termination of this Agreement (or any other time at the other party's request), a party shall return to the other party all copies of Proprietary Information in tangible form. Author shall require each of his/her employees working on the Works to sign Publisher's standard Independent Contractor Confidentiality Agreement. Notwithstanding any other provisions of this Agreement, the requirements of this Section 14 shall survive any termination of this Agreement for a period of five (5) years.

15. Author's Free Copies. Author shall be entitled to one hundred (100) free copies of each Work per year, provided, however, that Author shall not resell such copies. In addition, Author shall be entitled to purchase at cost up to an additional fifty (50) copies of each Work.

16. Entire Agreement. This Agreement, including Appendices A, B and C, contains the entire agreement between the parties and supersedes any prior agreement. This Agreement may be changed only by mutual agreement in writing.

17. Governing Law, Assignment and Attorneys' Fees. This Agreement shall be governed by the laws of the State of California. Although Author may not assign obligations under this Agreement without Publisher's prior written consent, this Agreement shall be binding upon the personal representatives and assigns of Author and the successors and assigns of Publisher. In the event of any legal action between the parties arising from or relating to this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees from the other party.

18. Notice. Any notice required or permitted to be given by the provisions hereof shall be conclusively deemed to have been received by a party hereto on the day it is delivered to such party at the address indicated above in this Agreement (or at other such address as such party shall specify to the other party in writing) by U.S. Mail with Acknowledgment of Receipt or by any commercial courier providing equivalent acknowledgment of receipt.

Capitol Multimedia (Gregory/Darby) 2/8/96                           12

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EXHIBIT 10.55
SOFTWARE PUBLISHING AND LICENSING AGREEMENT WITH BRODERBUND SOFTWARE, INC.

19. Counterparts. This Agreement may be executed in counterparts, each of which shall be an original and which collectively, with the counterpart signed by the other party hereto, shall constitute one instrument.


IN WITNESS WHEREOF, the undersigned hereby acknowledge that they have read and understand the terms of this Agreement, including Appendices A, B and C (which are hereby included in this Agreement by this reference), and that by signing this Agreement they agree to be bound by all terms, conditions and obligations contained herein.

PUBLISHER                                    AUTHOR
BRODERBUND SOFTWARE, INC.                    CAPITOL MULTIMEDIA, INC.


By: /s/ Laurie Strand                        By: /s/ Robert Bogin
--------------------------                      ------------------------

Name: Laurie Strand                          Name: Robert Bogin
      --------------------                        ----------------------


Title: Exec. Publisher                       Title: President


By: /s/ Harry Roy Wilker
    ---------------------

Name: Harry Roy Wilker

Title:  Senior Vice President

Capitol Multimedia (Gregory/Darby) 2/8/96                           13

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EXHIBIT 10.55
SOFTWARE PUBLISHING AND LICENSING AGREEMENT WITH BRODERBUND SOFTWARE, INC.


                                   APPENDIX A

              SPECIFICATIONS FOR THE WORK AND ITS DELIVERABLE ITEMS


Target Machine: IBM/Tandy or 100% compatible 486 SX 33 MHz. 66 MHz or faster recommended
Minimum Required Memory:  8MB RAM
Required Peripherals:  Mouse, hard drive, Windows compatible sound card
Video Formats Supported:  Super VGA (640 x 480) 256 color only
DOS Supported:  Win 95, Windows 3.1; MS/PC-DOS 5.0 or higher
Magnetic Media Size(s) Supported:  Double speed CD-ROM drive

Target Machine:  MAC LC 575/PERFORMA 575 and above
256 color 13" monitor, 8MB RAM with 4MB free, Double speed CD-ROM drive, hard drive, System 7.1 or higher.

The deliverable items for the Works shall be as follows:

I. The ALPHA MILESTONE shall be a version of the Works which includes all key segments of the Works, although some final graphics, sound effects and music may still be missing. The Alpha Milestone deliverables, in order to be accepted, must be playable or usable in the same manner as the intended Final Version so as to provide the user with the "look and feel" of the completed Works and permit the writing of first draft documentation, package copy, etc. and the taking of screen photographs for package and publicity purposes. Author understands that Author is expected to review the Alpha Milestone in order to discover all possible program defects.

II. The ALPHA COMPLETION SCHEDULE shall be provided by Author to Publisher at the time of the Alpha Milestone. It shall contain a list of all graphics, animations, sounds and music remaining to be implemented, including a list of those elements which are perceived as being in need of adjustment, tuning or balancing, along with a planned completion date for each item. Author understands that Publisher will utilize this schedule to plan the introduction and marketing of the Works, and that its comprehensiveness and accuracy are of critical importance.

III. The BETA MILESTONE shall be a version of the deliverables which Author believes is ready for shipment to customers and use by consumers, and which will be tested by Publisher prior to its release. The Beta shall contain all program graphics, animations, sound and music and a title screen. Author understands that Author is expected to review the Beta Milestone in order to discover all possible program defects, and that this testing is to be in addition to any and all testing conducted by Publisher.

IV. The FINAL MILESTONE shall be the golden master which, having been tested by Publisher, is accepted by Publisher for the purpose of publication.

Author hereby agrees to and accepts these specifications for the Works.



PUBLISHER                                    AUTHOR
BRODERBUND SOFTWARE, INC.                    CAPITOL MULTIMEDIA, INC.


By: /s/ Laurie Strand                        By: /s/ Robert Bogin
   ---------------------                        ----------------------

Name: Laurie Strand                          Name: Robert Bogin


Title: Exec. Publisher                       Title: President


By: /s/ Harry Roy Wilker
   ---------------------

Name: Harry Roy Wilker

Title:  Senior Vice President

Capitol Multimedia (Gregory/Darby) 2/8/96                           14

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EXHIBIT 10.55
SOFTWARE PUBLISHING AND LICENSING AGREEMENT WITH BRODERBUND SOFTWARE, INC.

                                   APPENDIX B

               SCHEDULE OF DELIVERABLE ITEMS AND DEVELOPMENT FEES

Gregory & the Hot Air Balloon

Date Due                      Deliverable Item                  Fee
--------                      ----------------                  ---

2/15/96                       Alpha
3/10/96                       Beta
3/25/96                       Acceptance of Final Work        $100,000
3/25/96                       Localization Kit                $150,000

Darby and the Dragon

Date Due                      Deliverable Item                  Fee
--------                      ----------------                  ---

4/10/96                       Alpha
5/1/96                        Beta
5/25/96                       Acceptance of Final Work        $100,000
5/31/96                       Localization Kit                $150,000


PUBLISHER                                    AUTHOR
BRODERBUND SOFTWARE, INC.                    CAPITOL MULTIMEDIA, INC.


By: /s/ Laurie Strand                        By: /s/ Robert Bogin
   ---------------------                        ----------------------

Name: Laurie Strand                          Name: Robert Bogin


Title: Exec. Publisher                       Title: President


By: /s/ Harry Roy Wilker
   ---------------------

Name: Harry Roy Wilker


Title:  Senior Vice President

Capitol Multimedia (Gregory/Darby) 2/8/96                           15

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EXHIBIT 10.55
SOFTWARE PUBLISHING AND LICENSING AGREEMENT WITH BRODERBUND SOFTWARE, INC.


APPENDIX C

                                LOCALIZATION KITS

                  The Localization Kit includes the following:

o Localization Database: Provides a complete listing of all audio, video, graphic, and textual assets requiring translation.

o All internally developed asset processing tools and Capitol's editor, "Composer," required to prepare and assemble the translated product. Also, a listing of all commercially available software applications used in the creation and processing of program assets.

o    Detailed instructions on how to:
     -    create and process translated audio, graphic and textual assets;
     -    change the menu, error message, and dialogue text;
     - compile and/or link code files and integrate all assets into a built product with "Composer".

o    A verified, "as-recorded" script of all the dialogue in the product.

o    The following graphic files:
     - 8 bit versions of all backgrounds, storybook pages, and interfaces and buttons, and text sprites used in the product with the proper palettes for remapping.
          Note: Capitol works in .BMP format.
     - All animations and corresponding scripts provided as compiled Composer resources.

o    The following audio files:
     - Edited English dialogue files for each character in high resolution 44.1/16 bit, mono, processed format with the L1 normalization and other applied processing settings.
     - Ambiance, background noises, music, and sound effects mixed without dialogue in 44.1/16 bit Sound Designer 2 format.
     -    Mixed audio assets in 22.05Khz.WAV format.

o Author shall provide technical consultation to Publisher as needed during the localization process for each Work.

Capitol Multimedia (Gregory/Darby) 2/8/96                           16

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EXHIBIT 10.55
SOFTWARE PUBLISHING AND LICENSING AGREEMENT WITH BRODERBUND SOFTWARE, INC.


PUBLISHER                                    AUTHOR
BRODERBUND SOFTWARE, INC.                    CAPITOL MULTIMEDIA, INC.


By: /s/ Laurie Strand                        By: /s/ Robert Bogin
   ---------------------                        ----------------------


Name: Laurie Strand                          Name: Robert Bogin


Title: Exec. Publisher                       Title: President


By: /s/ Harry Roy Wilker
   ---------------------

Name: Harry Roy Wilker


Title:  Senior Vice President

Capitol Multimedia (Gregory/Darby) 2/8/96                           17